EARNINGS RELEASE AND SUPPLEMENTAL INFORMATION

Q4 2021

WASH★REIT®

CONTACT:	1775 Eye Street, NW, Suite 1000
Amy Hopkins	Washington, DC 20006
Vice President, Investor Relations	Tel 202-774-3198
E-Mail: ahopkins@washreit.com	Fax 301-984-9610
www.washreit.com

February 17, 2022

WashREIT Announces Fourth Quarter and Full Year 2021 Results
Washington Real Estate Investment Trust (“WashREIT” or the “Company”) (NYSE: WRE), a multifamily REIT with properties in the Washington metro area and the Southeast, reported financial and operating results today for the quarter and year ended December 31, 2021:

Full-Year 2021 Financial and Operational Results
•Net income was $16.4 million, or $0.19 per diluted share
•NAREIT FFO was $65.5 million, or $0.77 per diluted share
•Core FFO was $1.06 per diluted share
•Net Operating Income (NOI) was $108.4 million
•Same-store Multifamily NOI decreased by 1.8% for the year and 0.9% on a cash basis for the year
•Same-store Other NOI increased by 0.6% for the year
Fourth Quarter 2021 Financial and Operational Results
•Net loss was $6.8 million, or $0.08 per diluted share
•NAREIT FFO was $13.3 million, or $0.16 per diluted share
•Core FFO was $0.17 per diluted share
•NOI was $29.1 million
•Same-store Multifamily NOI increased by 4.2% year-over-year and 8.0% on a cash basis
•Effective new Lease Rate Growth was 8.7%, effective renewal Lease Rate Growth was 8.2%, and effective blended Lease Rate Growth was 8.4% during the quarter for our same-store portfolio
•Retention increased to 72% compared to 51% in the fourth quarter of 2020 driven by a reduction in move-outs related to home purchases and transfers within our apartment communities
•Same-store Average Occupancy increased 1.9% from the fourth quarter of 2020 to 95.9%, and same-store Ending Occupancy increased 1.7% from the fourth quarter of 2020 to 96.0%
•Trove stabilized during the fourth quarter and ended the year with occupancy of 94.5%. Trove is expected to add approximately $7.0 million of NOI in 2022 and $8.0 million in 2023
YTD Highlights
•Atlanta acquisitions are performing very well and are contributing NOI growth that is above our initial expectations
•Same-store portfolio is off to a strong start in 2022 with increasing lease rate momentum supported by strong retention and occupancy
•New lease executions increased approximately 10.7% for our same-store communities and 22.4% for our Atlanta communities on an effective average year-to-date basis
•Renewal lease executions increased 9.7% for our same-store communities and 13.7% for our Atlanta communities on an effective average year-to-date basis

Washington Real Estate Investment Trust

Transformation Update
•Completed the acquisitions of 860 South and 900 Dwell, two adjacent garden style apartment communities in Stockbridge, GA, for a total of $106 million on November 19, 2021. We believe that significant economies of scale can be achieved from operating and managing these properties together, and we are focused on unlocking that value. We will refer to these properties collectively as Assembly Eagles Landing.
•Completed the acquisition of Carlyle of Sandy Springs, a garden style community located in Sandy Springs, GA, for $106 million on February 1, 2022.

Liquidity Position
•Available liquidity was approximately $930 million as of December 31st, consisting of the entire capacity under the Company's $700 million revolving credit facility and cash on hand
•The Company has no secured debt and no scheduled debt maturities until July 2023
•During the fourth quarter, issued 1,611,618 common shares through the Company’s At-the-Market (ATM) program at an average share price of $25.49 for gross proceeds of $41.1 million. Subsequent to year end, the Company issued another 1,032,286 common shares through the ATM program at an average share price of $26.27 for gross proceeds of $27.1 million, for a combined total of 2,643,904 common shares for gross proceeds of approximately $68.2 million.

"Our 2021 results reflect our transformation into multifamily, which is the asset class we identified as having the best long term growth prospects," said Paul T. McDermott, President and CEO. "We continue to make progress on our geographic expansion and have deployed approximately 60% of our commercial sale net proceeds and are in process on multiple opportunities that would improve our NOI growth trajectory. We expect to deploy the remainder of the net sale proceeds from our commercial portfolio sales by early in the second quarter of 2022. We believe we will continue to execute on opportunities that fit our portfolio strategies and to create increasing long-term value for our shareholders.”

Fourth Quarter Operating Results
▪Multifamily Same-store NOI - Same-store NOI increased 4.2% compared to the corresponding prior year period and 8.0% on a cash basis, which includes the impact of cash concessions. Average occupancy for the quarter increased 1.9% from the prior year period to 95.9%.
▪Other Same-store NOI - The Other same-store portfolio is comprised of one asset, Watergate 600. Same-store NOI increased by 7.7% compared to the corresponding prior year period due to higher rental and parking income partially offset by higher operating expenses. Watergate 600 was 91.3% occupied and 92.4% leased at year end.

"Our portfolio is performing historically well and certainly outperforming our normal seasonal patterns," said Steve Riffee, Executive Vice President and CFO. "Effective lease rates have continued to grow through the winter months further boosted by concessions burning off and a very limited amount of new concessions being issued, occupancy that is historically strong as we head into the spring and summer leasing seasons, and very strong renewal demand. The trends that we are seeing keep us confident that we should have strong NOI growth throughout 2022 into 2023."

Washington Real Estate Investment Trust

2022 Guidance

Core FFO for 2022 is expected to range from $0.87 to $0.93 per fully diluted share. The following assumptions are included in the Core FFO guidance for 2022 as set forth below:

Full Year Outlook on Key Assumptions and Metrics

•Same-store multifamily NOI growth is expected to range between 7.75% to 9.75%
•Same-store multifamily and Trove NOI, which was fully delivered and invested by the start of 2021, is expected to grow between 11.5% and 13.5%
•Non same-store multifamily NOI is expected to range from $17.75 million to $18.5 million in 2022 including Trove, which is expected to contribute approximately $7.0 million of NOI
•Other same-store NOI, which consists solely of Watergate 600, is expected to range from $13.0 million to $13.75 million
•The acquisition of Carlyle of Sandy Springs closed on February 1, 2022 for $106 million
•Approximately $270 million to $290 million of additional multifamily acquisitions are expected to be completed in the Southeastern markets of Atlanta, and/or Charlotte, Raleigh/Durham in the first half of the year
•Core AFFO payout ratio is expected to be in the mid-70% range

Full Year 2022
Core FFO per diluted share	$0.87 - $0.93
Net Operating Income
Same-store multifamily NOI growth	7.75% - 9.75%
Same-store multifamily and Trove NOI growth	11.5% - 13.5%
Non-same-store NOI (a)	$17.75 million - $18.5 million
Non-residential NOI (b)	~$0.75 million
Other same-store NOI (c)	$13.0 million - $13.75 million
Transactions
Acquisitions (d)	$270 million - $290 million
Expenses
Property Management Expenses	$7.5 million - $8.0 million
G&A	$25.5 million - $26.5 million
Interest expense	$24.75 million - $25.75 million
Transformation costs	$11.0 million - $13.0 million

(a) Includes Trove, The Oxford, Assembly Eagles Landing, and Carlyle of Sandy Springs
(b) Includes revenues and expenses from retail operations at multifamily properties
(c) Other NOI consists of Watergate 600
(d) Anticipated completion in first half of 2022, assumes full deployment of remaining commercial sale net proceeds plus levered
ATM proceeds

WashREIT's Core FFO guidance and outlook are based on a number of factors, many of which are outside the Company's control and all of which are subject to change. WashREIT may change the guidance provided during the year as actual and anticipated results vary from these assumptions, but WashREIT undertakes no obligation to do so.

Washington Real Estate Investment Trust
2022 Guidance Reconciliation Table

A reconciliation of projected net loss per diluted share to projected Core FFO per diluted share for the full year ending December 31, 2022 is as follows:

	Low	High
Net loss per diluted share	$(0.27)	$(0.23)
Real estate depreciation and amortization	1.01	1.01
NAREIT FFO per diluted share	0.74	0.78
Core adjustments	0.13	0.15
Core FFO per diluted share	$0.87	$0.93

Dividends

On January 5, 2022, WashREIT paid a quarterly dividend of $0.17 per share.

WashREIT announced today that its Board of Trustees has declared a quarterly dividend of $0.17 per share to be paid on April 5, 2022 to shareholders of record on March 23, 2022.

Conference Call Information

The Fourth Quarter 2021 Earnings Call is scheduled for Friday, February 18, 2022 at 11:00 A.M. Eastern Time. Conference Call access information is as follows:

USA Toll Free Number:            1-888-506-0062
International Toll Number:        1-973-528-0011
Conference ID:                484083

The instant replay of the Earnings Call will be available until Friday, March 4, 2022. Instant replay access information is as follows:

USA Toll Free Number:            1-877-481-4010
International Toll Number:        1-919-882-2331
Conference ID:                44242

The live on-demand webcast of the Conference Call will be available on the Investor section of WashREIT's website at www.washreit.com. Online playback of the webcast will be available following the Conference Call.

Washington Real Estate Investment Trust
About WashREIT

WashREIT owns approximately 8,200 residential apartment homes in the Washington, DC metro and the Southeast. WashREIT also owns and operates approximately 300,000 square feet of commercial space in the Washington, DC metro region. We are focused on providing quality housing to under-served, middle-income renters in submarkets poised for strong, sustained demand. With a proven track record in residential repositioning, we are utilizing the experience and research from the Washington, DC metro region to continue to grow as we geographically diversify into Southeastern markets. We are targeting the deepest demand segments in submarkets with the greatest probability of rent growth outperformance, and tailoring our specific investment strategy to best create value.
Note: WashREIT's press releases and supplemental financial information are available on the Company website at www.washreit.com or by contacting Investor Relations at (202) 774-3200.

Forward Looking Statements
Certain statements in our earnings release and on our conference call are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of WashREIT to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Currently, one of the most significant factors continues to be the adverse effect of the COVID-19 virus, including any variants and mutations thereof, the actions taken to contain the pandemic or mitigate the impact of COVID-19, and the direct and indirect economic effects of the pandemic and containment measures. The extent to which COVID-19 continues to impact WashREIT, its properties and its residents and tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, the continued speed and success of the vaccine distribution, effectiveness and willingness of people to take COVID-19 vaccines, and the duration of associated immunity and their efficacy against emerging variants of COVID-19, among others. Moreover, investors are cautioned to interpret many of the risks identified in the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2020 filed on February 16, 2021, as being heightened as a result of the ongoing and numerous adverse impacts of COVID-19. Additional factors which may cause the actual results, performance, or achievements of WashREIT to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements include, but are not limited to the risks associated with the failure to enter into and/or complete contemplated acquisitions or dispositions within the price ranges anticipated and on the terms and timing anticipated, or at all; our ability to execute on our strategies, including new strategies with respect to our operations and our portfolio, including the acquisition of residential properties in the Southeastern markets, on the terms anticipated, or at all, and to realize any anticipated benefits, including the performance of any acquired residential properties at the levels anticipated; whether our actual 2022 NOI for Trove will be consistent with our expected NOI for Trove; the risks associated with ownership of real estate in general and our real estate assets in particular; the economic health of the greater Washington, DC metro region and the larger Southeastern region; changes in the composition and geographic location of our portfolio; fluctuations in interest rates; reductions in or actual or threatened changes to the timing of federal government spending; the risks related to use of third-party providers; the economic health of our residents and tenants; the availability and terms of financing and capital and the general volatility of securities markets; compliance with applicable laws, including those concerning the environment and access by persons with disabilities; the risks related to not having adequate insurance to cover potential losses; the risks related to our organizational structure and limitations of stock ownership; changes in the market value of securities; terrorist attacks or actions and/or cyber-attacks; failure to qualify and maintain our qualification as a REIT and the risks of changes in laws affecting REITs; and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2020 Form 10-K filed on February 16, 2021 and our quarterly report on Form 10-Q filed on October 29, 2021. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We undertake no obligation to update our forward-looking statements or risk factors to reflect new information, future events, or otherwise.

This Earnings Release also includes certain forward-looking non-GAAP information. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these estimates, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable efforts.

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
OPERATING RESULTS	2021	2020	2021	2020
Revenue
Real estate rental revenue	$44,748	$42,788	$169,151	$176,004
Expenses
Property operating and maintenance	10,086	10,027	38,741	39,625
Real estate taxes and insurance	5,516	5,937	22,041	23,357
Property management	1,685	1,463	6,133	6,145
General and administrative	7,700	5,988	27,538	23,951
Transformation costs	1,839	—	6,635	—
Depreciation and amortization	20,114	17,653	72,656	70,336
	46,940	41,068	173,744	163,414
Loss on sale of real estate	—	(7,470)	—	(15,009)
Real estate operating loss	(2,192)	(5,750)	(4,593)	(2,419)
Other income (expense)
Interest expense	(5,676)	(8,998)	(34,063)	(37,305)
Loss on interest rate derivatives	—	(560)	(5,866)	(560)
Loss on extinguishment of debt	—	(296)	(12,727)	(34)
Other income	1,072	—	4,109	—
	(4,604)	(9,854)	(48,547)	(37,899)
Loss from continuing operations	(6,796)	(15,604)	(53,140)	(40,318)
Discontinued operations:
Income from operations of properties sold or held for sale	—	4,567	23,083	24,638
Gain on sale of real estate, net	—	—	46,441	—
Income from discontinued operations	—	4,567	69,524	24,638
Net (loss) income	$(6,796)	$(11,037)	$16,384	$(15,680)

Loss from continuing operations	$(6,796)	$(15,604)	$(53,140)	$(40,318)
Depreciation and amortization	20,114	17,653	72,656	70,336
Loss on sale of depreciable real estate	—	7,470	—	15,009
Funds from continuing operations	13,318	9,519	19,516	45,027
Income from discontinued operations	—	4,567	69,524	24,638
Discontinued operations real estate depreciation and amortization	—	12,588	22,904	49,694
Gain on sale of real estate, net	—	—	(46,441)	—
Funds from discontinued operations	—	17,155	45,987	74,332
NAREIT funds from operations	$13,318	$26,674	$65,503	$119,359

Non-cash loss (gain) on extinguishment of debt	$—	$296	$833	$(881)
Tenant improvements and incentives, net of reimbursements	(642)	(6,250)	(1,546)	(13,212)
Leasing commissions capitalized	(24)	(1,445)	(2,808)	(3,852)
Recurring capital improvements	(1,366)	(2,164)	(4,874)	(5,044)
Straight-line rents, net	(218)	82	(1,738)	(1,758)
Non-cash fair value interest expense	—	—	—	(59)
Non-real estate depreciation & amortization of debt costs	1,241	987	5,265	3,795
Amortization of lease intangibles, net	(172)	477	368	1,942
Amortization and expensing of restricted share and unit compensation	2,075	1,972	8,553	7,873
Adjusted funds from operations	$14,212	$20,629	$69,556	$108,163

Washington Real Estate Investment Trust

		Three Months Ended December 31,		Twelve Months Ended December 31,
Per share data:		2021	2020	2021	2020
Loss from continuing operations	(Basic)	$(0.08)	$(0.19)	$(0.63)	$(0.50)
	(Diluted)	$(0.08)	$(0.19)	$(0.63)	$(0.50)
Net (loss) income	(Basic)	$(0.08)	$(0.13)	$0.19	$(0.20)
	(Diluted)	$(0.08)	$(0.13)	$0.19	$(0.20)
NAREIT FFO	(Basic)	$0.16	$0.32	$0.77	$1.44
	(Diluted)	$0.16	$0.32	$0.77	$1.44

Dividends paid		$0.17	$0.30	$0.94	$1.20

Weighted average shares outstanding - basic		84,804	82,962	84,544	82,348
Weighted average shares outstanding - diluted		84,804	82,962	84,544	82,348
Weighted average shares outstanding - diluted (for NAREIT FFO)		84,911	83,093	84,629	82,516

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	December 31, 2021	December 31, 2020
Assets
Land	$322,623	$301,709
Income producing property	1,642,147	1,473,335
	1,964,770	1,775,044
Accumulated depreciation and amortization	(402,560)	(335,006)
Net income producing property	1,562,210	1,440,038
Properties under development or held for future development	30,631	36,494
Total real estate held for investment, net	1,592,841	1,476,532
Investment in real estate held for sale, net	—	795,687
Cash and cash equivalents	233,600	7,697
Restricted cash	620	593
Rents and other receivables	15,067	11,888
Prepaid expenses and other assets	33,866	29,587
Other assets related to properties sold or held for sale	—	87,834
Total assets	$1,875,994	$2,409,818

Liabilities
Notes payable, net	$496,946	$945,370
Line of credit	—	42,000
Accounts payable and other liabilities	40,585	44,067
Dividend payable	14,650	25,361
Advance rents	2,082	2,461
Tenant security deposits	4,669	4,221
Other liabilities related to properties sold or held for sale	—	25,229
Total liabilities	558,932	1,088,709

Equity
Shareholders' equity
Preferred shares; $0.01 par value; 10,000 shares authorized; no shares issued or outstanding	—	—
Shares of beneficial interest, $0.01 par value; 150,000 and 100,000 shares authorized; 86,261 and 84,409 shares issued and outstanding, as of December 31, 2021 and December 31, 2020, respectively	863	844
Additional paid in capital	1,697,477	1,649,366
Distributions in excess of net income	(362,494)	(298,860)
Accumulated other comprehensive loss	(19,091)	(30,563)
Total shareholders' equity	1,316,755	1,320,787

Noncontrolling interests in subsidiaries	307	322
Total equity	1,317,062	1,321,109

Total liabilities and equity	$1,875,994	$2,409,818

Washington Real Estate Investment Trust

The following tables contain reconciliations of net loss (income) to NOI for the periods presented (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net (loss) income	$(6,796)	$(11,037)	$16,384	$(15,680)
Adjustments:
Property management	1,685	1,463	6,133	6,145
General and administrative	7,700	5,988	27,538	23,951
Transformation costs	1,839	—	6,635	—
Real estate depreciation and amortization	20,114	17,653	72,656	70,336
Loss on sale of real estate	—	7,470	—	15,009
Interest expense	5,676	8,998	34,063	37,305
Loss on interest rate derivatives	—	560	5,866	560
Loss on extinguishment of debt, net	—	296	12,727	34
Other income	(1,072)	—	(4,109)	—
Discontinued operations:
Income from operations of properties sold or held for sale	—	(4,567)	(23,083)	(24,638)
Gain on sale of real estate, net	—	—	(46,441)	—
Total Net Operating Income (NOI)	$29,146	$26,824	$108,369	$113,022

Multifamily NOI:
Same-store portfolio	$23,137	$22,209	$90,189	$91,863
Acquisitions	1,121	—	1,397	—
Development	1,385	14	3,117	(185)
Non-residential	160	221	735	608
Total	25,803	22,444	95,438	92,286
Watergate 600 NOI	3,343	3,105	12,931	12,853
Other NOI (1)	—	1,275	—	7,883
Total NOI	$29,146	$26,824	$108,369	$113,022

Multifamily same-store NOI	$23,137	$22,209	$90,189	$91,863
Adjust: Straight-lining of apartment lease concessions	400	(410)	197	(613)
Multifamily same-store Cash NOI	$23,537	$21,799	$90,386	$91,250

(1) Represents other continuing operations office properties sold in 2020: Monument II, 1227 25th Street, John Marshall II

Washington Real Estate Investment Trust

The following table contains a reconciliation of net (loss) income to core funds from operations for the periods presented (in thousands, except per share data):
		Three Months Ended December 31,		Twelve Months Ended December 31,
		2021	2020	2021	2020
Net (loss) income		$(6,796)	$(11,037)	$16,384	$(15,680)
Add:
Real estate depreciation and amortization		20,114	17,653	72,656	70,336
Loss on sale of depreciable real estate		—	7,470	—	15,009
Discontinued operations:
Gain on sale of real estate, net		—	—	(46,441)	—
Real estate depreciation and amortization		—	12,588	22,904	49,694
NAREIT funds from operations		13,318	26,674	65,503	119,359
Add:
Loss on extinguishment of debt, net		—	296	12,727	34
Loss on interest rate derivatives		—	560	5,866	560
Severance expense		—	—	173	—
Transformation costs		1,839	—	6,635	—
Insurance gain		(1,026)	—	(1,026)	—
Core funds from operations		$14,131	$27,530	$89,878	$119,953

		Three Months Ended December 31,		Twelve Months Ended December 31,
Per share data:		2021	2020	2021	2020
NAREIT FFO	(Basic)	$0.16	$0.32	$0.77	$1.44
	(Diluted)	$0.16	$0.32	$0.77	$1.44
Core FFO	(Basic)	$0.17	$0.33	$1.06	$1.45
	(Diluted)	$0.17	$0.33	$1.06	$1.45

Weighted average shares outstanding - basic		84,804	82,962	84,544	82,348
Weighted average shares outstanding - diluted (for NAREIT and Core FFO)		84,911	83,093	84,629	82,516

Washington Real Estate Investment Trust

Non-GAAP Financial Measures

Adjusted EBITDA is earnings before interest expense, taxes, depreciation, amortization, gain/loss on sale of real estate, casualty gain/loss, real estate impairment, gain/loss on extinguishment of debt, gain/loss on interest rate derivatives, severance expense, acquisition expenses and gain from non-disposal activities and transformation costs. Adjusted EBITDA is included herein because we believe it helps investors and lenders understand our ability to incur and service debt and to make capital expenditures. Adjusted EBITDA is a non-GAAP and non-standardized measure and may be calculated differently by other REITs.

Adjusted Funds From Operations (“AFFO”) is a non-GAAP measure. It is calculated by subtracting from FFO (1) recurring expenditures, tenant improvements and leasing costs, that are capitalized and amortized and are necessary to maintain our properties and revenue stream (excluding items contemplated prior to acquisition or associated with development / redevelopment of a property) and (2) straight line rents, then adding (3) non-real estate depreciation and amortization, (4) non-cash fair value interest expense and (5) amortization of restricted share compensation, then adding or subtracting the (6) amortization of lease intangibles, (7) real estate impairment and (8) non-cash gain/loss on extinguishment of debt, as appropriate. AFFO is included herein, because we consider it to be a performance measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. AFFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

Core Adjusted Funds From Operations ("Core AFFO") is calculated by adjusting AFFO for the following items (which we believe are not indicative of the performance of Washington REIT’s operating portfolio and affect the comparative measurement of Washington REIT’s operating performance over time): (1) gains or losses on extinguishment of debt and gains or losses on interest rate derivatives, (2) costs related to the acquisition of properties, (3) non-share-based executive transition costs, severance expenses and other expenses related to corporate restructuring and executive retirements or resignations, (4) property impairments, casualty gains and losses, and gains or losses on sale not already excluded from FAD, as appropriate, (5) relocation expense and (6) transformation costs. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core AFFO serves as a useful, supplementary performance measure of Washington REIT’s ability to incur and service debt, and distribute dividends to its shareholders. Core AFFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

Core Funds From Operations (“Core FFO”) is calculated by adjusting NAREIT FFO for the following items (which we believe are not indicative of the performance of Washington REIT’s operating portfolio and affect the comparative measurement of Washington REIT’s operating performance over time): (1) gains or losses on extinguishment of debt and gains or losses on interest rate derivatives, (2) expenses related to acquisition and structuring activities, (3) executive transition costs, severance expenses and other expenses related to corporate restructuring and executive retirements or resignations, (4) property impairments, casualty gains and losses, and gains or losses on sale not already excluded from NAREIT FFO, as appropriate, (5) relocation expense and (6) transformation costs. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of Washington REIT’s ability to incur and service debt, and distribute dividends to its shareholders. Core FFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

NAREIT Funds From Operations (“FFO”) is defined by 2018 National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) FFO White Paper Restatement, as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) associated with sales of properties, impairments of depreciable real estate and real estate depreciation and amortization. We consider NAREIT FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that NAREIT FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs. Our FFO may not be comparable to FFO reported by other real estate investment trusts. These other REITs may not define the term in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently. NAREIT FFO is a non-GAAP measure.

Net Operating Income (“NOI”), defined as real estate rental revenue less direct real estate operating expenses, is a non-GAAP measure. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain or loss on sale, if any), plus interest expense, depreciation and amortization, lease origination expenses, general and administrative expenses, acquisition costs, real estate impairment, casualty gain and losses and gain or loss on extinguishment of debt. NOI does not include management expenses, which consist of corporate property management costs and property management fees paid to third parties. They are the primary performance measures we use to assess the results of our operations at the property level. We also present NOI on a cash basis ("Cash NOI") which is calculated as NOI less the impact of straight-lining apartment rent concessions. We believe that each of NOI and Cash NOI is a useful performance measure because, when compared across periods, they reflect the impact on operations of trends in occupancy rates, rental rates and operating costs on an unleveraged basis, providing perspective not immediately apparent from net income. NOI and Cash NOI exclude certain components from net income in order to provide results more closely related to a property’s results of operations. For example, interest expense is not necessarily

Washington Real Estate Investment Trust
linked to the operating performance of a real estate asset. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. As a result of the foregoing, we provide each NOI and Cash NOI as a supplement to net income, calculated in accordance with GAAP. NOI and Cash NOI do not represent net income or income from continuing operations calculated in accordance with GAAP. As such, neither should be considered an alternative to these measures as an indication of our operating performance.

Other Definitions

Average Effective Monthly Rent Per Home represents the average of effective rent (net of concessions) for in-place leases and the market rent for vacant homes.

Average Occupancy is based on average daily occupied apartment homes as a percentage of total apartment homes.

Current Strategy represents the class of each community in our portfolio based on a set of criteria. Our strategies consist of the following subcategories: Class A, Class A-, Class B Value-Add and Class B. A community's class is dependent on a variety of factors, including its vintage, site location, amenities and services, rent growth drivers and rent relative to the market.
•Class A communities are recently-developed, well-located, have competitive amenities and services and command average rental rates well above market median rents.
•Class A- communities have been developed within the past 20 years and feature operational improvements and unit upgrades and command rents at or above median market rents.
•Class B Value-Add communities are over 20 years old but feature operational improvements and strong potential for unit renovations. These communities command average rental rates below median market rents for units that have not been renovated.
•Class B communities are over 20 years old, feature operational improvements and command average rental rates below median market rents.

Debt Service Coverage Ratio is computed by dividing earnings attributable to the controlling interest before interest expense, taxes, depreciation, amortization, real estate impairment, gain on sale of real estate, gain/loss on extinguishment of debt, severance expense, relocation expense, acquisition and structuring expenses and gain/loss from non-disposal activities by interest expense (including interest expense from discontinued operations) and principal amortization.

Debt to Total Market Capitalization is total debt divided by the sum of total debt plus the market value of shares outstanding at the end of the period.

Earnings to Fixed Charges Ratio is computed by dividing earnings attributable to the controlling interest by fixed charges. For this purpose, earnings consist of income from continuing operations (or net income if there are no discontinued operations) plus fixed charges, less capitalized interest. Fixed charges consist of interest expense (excluding interest expense from discontinued operations), including amortized costs of debt issuance, plus interest costs capitalized.

Ending Occupancy is calculated as occupied homes as a percentage of total homes as of the last day of that period.

Lease Rate Growth is defined as the average percentage change in either gross (excluding the impact of concessions) or effective rent (net of concessions) for a new or renewed lease compared to the prior lease based on the move-in date. The blended rate represents the weighted average of new and renewal lease rate growth achieved.

Recurring Capital Expenditures represent non-accretive building improvements required to maintain current revenues. Recurring capital expenditures do not include acquisition capital that was taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to "operating standard".

Retention represents the percentage of leases renewed that were set to expire in the period presented.

Same-store Portfolio Properties include properties that were owned for the entirety of the years being compared, and exclude properties under redevelopment or development and properties acquired, sold or classified as held for sale during the years being compared. We categorize our properties as "same-store" or "non-same-store" for purposes of evaluating comparative operating performance. We define development properties as those for which we have planned or ongoing major construction activities on existing or acquired land pursuant to an authorized development plan. Development properties are categorized as same-store when they have reached stabilized occupancy (90%) before the start of the prior year. We define redevelopment properties as those for which have planned or ongoing significant development and construction activities on existing or acquired buildings pursuant to an authorized plan, which has an impact on current operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. We categorize a redevelopment property as same-store when redevelopment activities have been complete for the majority of each year being compared.

Transformation Costs include costs related to the strategic transformation including the allocation of internal costs, consulting, advisory and termination benefits.

Table of Contents
December 31, 2021

Consolidated Statements of Operations (In thousands, except per share data) (Unaudited)

	Twelve Months Ended				Three Months Ended
OPERATING RESULTS	12/31/2021		12/31/2020		12/31/2021		9/30/2021		6/30/2021		3/31/2021		12/31/2020
Revenues
Real estate rental revenue	$169,151		$176,004		$44,748		$42,499		$41,297		$40,607		$42,788
Expenses
Property operating and maintenance	(38,741)		(39,625)		(10,086)		(9,901)		(9,359)		(9,395)		(10,027)
Real estate taxes and insurance	(22,041)		(23,357)		(5,516)		(5,544)		(5,385)		(5,596)		(5,937)
Property management	(6,133)		(6,145)		(1,685)		(1,499)		(1,486)		(1,463)		(1,463)
General and administrative	(27,538)		(23,951)		(7,700)		(7,909)		(6,325)		(5,604)		(5,988)
Transformation costs	(6,635)		—		(1,839)		(1,016)		(3,780)		—		—
Depreciation and amortization	(72,656)		(70,336)		(20,114)		(18,252)		(17,303)		(16,987)		(17,653)
	(173,744)		(163,414)		(46,940)		(44,121)		(43,638)		(39,045)		(41,068)
Loss on sale of real estate	—		(15,009)		—		—		—		—		(7,470)
Real estate operating (loss) income	(4,593)		(2,419)		(2,192)		(1,622)		(2,341)		1,562		(5,750)
Other income (expense)
Interest expense	(34,063)		(37,305)		(5,676)		(8,106)		(10,158)		(10,123)		(8,998)
Loss on interest rate derivatives	(5,866)		(560)		—		(106)		(5,760)		—		(560)
Loss on extinguishment of debt	(12,727)		(34)		—		(12,727)		—		—		(296)
Other income	4,109		—		1,072		231		1,522		1,284		—
Loss from continuing operations	(53,140)		(40,318)		(6,796)		(22,330)		(16,737)		(7,277)		(15,604)
Discontinued operations:
Income from operations of properties sold or held for sale	23,083		24,638		—		7,208		9,745		6,130		4,567
Gain on sale of real estate, net	46,441		—		—		46,441		—		—		—
Income from discontinued operations	69,524		24,638		—		53,649		9,745		6,130		4,567
Net income (loss)	$16,384		$(15,680)		$(6,796)		$31,319		$(6,992)		$(1,147)		$(11,037)
Per Share Data:
Net income (loss)	$0.19		$(0.20)		$(0.08)		$0.37		$(0.08)		$(0.02)		$(0.13)
Fully diluted weighted average shares outstanding	84,544		82,348		84,804		84,496		84,461		84,413		82,962
Percentage of Revenues:
General and administrative expenses	16.3%		13.6%		17.2%		18.6%		15.3%		13.8%		14.0%
Ratios:
Adjusted EBITDA / Interest expense	3.7	x	4.2	x	3.5	x	3.1	x	4.0	x	3.9	x	4.1	x
Net income (loss) / Real estate rental revenue	9.7%		(8.9)%		(15.2)%		73.7%		(16.9)%		(2.8)%		(25.8)%

Consolidated Balance Sheets (In thousands, except per share data) (Unaudited)

	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Assets
Land	$322,623	$306,507	$301,709	$301,709	$301,709
Income producing property	1,642,147	1,544,217	1,490,975	1,483,774	1,473,335
	1,964,770	1,850,724	1,792,684	1,785,483	1,775,044
Accumulated depreciation and amortization	(402,560)	(384,392)	(367,519)	(351,133)	(335,006)
Net income producing property	1,562,210	1,466,332	1,425,165	1,434,350	1,440,038
Properties under development or held for future development	30,631	30,254	30,065	29,718	36,494
Total real estate held for investment, net	1,592,841	1,496,586	1,455,230	1,464,068	1,476,532
Investment in real estate held for sale, net	—	—	779,121	785,763	795,687
Cash and cash equivalents	233,600	307,797	5,435	3,015	7,697
Restricted cash	620	605	595	566	593
Rents and other receivables	15,067	14,713	15,079	13,492	11,888
Prepaid expenses and other assets	33,866	33,109	28,297	28,126	29,587
Other assets related to properties sold or held for sale	—	—	84,648	85,006	87,834
Total assets	$1,875,994	$1,852,810	$2,368,405	$2,380,036	$2,409,818
Liabilities
Notes payable, net	$496,946	$496,823	$945,905	$945,634	$945,370
Line of credit	—	—	43,000	33,000	42,000
Accounts payable and other liabilities	40,585	38,864	47,897	44,241	44,067
Dividend payable	14,650	14,440	25,474	25,424	25,361
Advance rents	2,082	1,747	1,572	1,667	2,461
Tenant security deposits	4,669	4,480	4,374	4,256	4,221
Other liabilities related to properties sold or held for sale	—	—	23,748	26,912	25,229
Total liabilities	558,932	556,354	1,091,970	1,081,134	1,088,709
Equity
Preferred shares; $0.01 par value; 10,000 shares authorized	—	—	—	—	—
Shares of beneficial interest, $0.01 par value; 150,000 shares authorized	863	846	846	846	844
Additional paid-in capital	1,697,477	1,656,821	1,654,409	1,651,680	1,649,366
Distributions in excess of net income	(362,494)	(341,052)	(357,934)	(325,469)	(298,860)
Accumulated other comprehensive loss	(19,091)	(20,468)	(21,200)	(28,473)	(30,563)
Total shareholders' equity	1,316,755	1,296,147	1,276,121	1,298,584	1,320,787
Noncontrolling interests in subsidiaries	307	309	314	318	322
Total equity	1,317,062	1,296,456	1,276,435	1,298,902	1,321,109
Total liabilities and equity	$1,875,994	$1,852,810	$2,368,405	$2,380,036	$2,409,818

Funds from Operations (In thousands, except per share data) (Unaudited)

	Twelve Months Ended		Three Months Ended
	12/31/2021	12/31/2020	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Funds from operations (FFO) (1)
Net income (loss)	$16,384	$(15,680)	$(6,796)	$31,319	$(6,992)	$(1,147)	$(11,037)
Real estate depreciation and amortization	72,656	70,336	20,114	18,252	17,303	16,987	17,653
Loss on sale of depreciable real estate	—	15,009	—	—	—	—	7,470
Discontinued operations:
Gain on sale of depreciable real estate, net	(46,441)	—	—	(46,441)	—	—	—
Real estate depreciation and amortization	22,904	49,694	—	—	10,248	12,656	12,588
NAREIT funds from operations (FFO)	65,503	119,359	13,318	3,130	20,559	28,496	26,674
Loss on extinguishment of debt	12,727	34	—	12,727	—	—	296
Loss on interest rate derivatives	5,866	560	—	106	5,760	—	560
Severance expense	173	—	—	—	—	173	—
Transformation costs	6,635	—	1,839	1,016	3,780	—	—
Insurance gain	(1,026)	—	(1,026)	—	—	—	—
Core FFO (1)	$89,878	$119,953	$14,131	$16,979	$30,099	$28,669	$27,530

Allocation to participating securities (2)	(393)	(545)	(44)	(73)	(137)	(139)	(92)

NAREIT FFO per share - basic	$0.77	$1.44	$0.16	$0.04	$0.24	$0.34	$0.32
NAREIT FFO per share - fully diluted	$0.77	$1.44	$0.16	$0.04	$0.24	$0.34	$0.32

Core FFO per share - fully diluted	$1.06	$1.45	$0.17	$0.20	$0.35	$0.34	$0.33

Common dividend per share	$0.94	$1.20	$0.17	$0.17	$0.30	$0.30	$0.30

Average shares - basic	84,544	82,348	84,804	84,496	84,461	84,413	82,962
Average shares - fully diluted (for NAREIT FFO and Core FFO)	84,629	82,516	84,911	84,586	84,519	84,495	83,093
______________________________
(1) See "Definitions" on page 11 for the definitions of NAREIT FFO and Core FFO.
(2) Adjustment to the numerators for FFO and Core FFO per share calculations when applying the two-class method for calculating EPS.

Adjusted Funds from Operations (In thousands, except per share data) (Unaudited)

	Twelve Months Ended		Three Months Ended
	12/31/2021	12/31/2020	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Adjusted funds from operations (AFFO) (1)
NAREIT FFO	$65,503	$119,359	$13,318	$3,130	$20,559	$28,496	$26,674
Non-cash loss (gain) on extinguishment of debt	833	(881)	—	833	—	—	296
Tenant improvements and incentives, net of reimbursements	(1,546)	(13,212)	(642)	(331)	(1,112)	539	(6,250)
Leasing commissions capitalized	(2,808)	(3,852)	(24)	(378)	(1,868)	(538)	(1,445)
Recurring capital improvements	(4,874)	(5,044)	(1,366)	(1,485)	(1,156)	(867)	(2,164)
Straight-line rent, net	(1,738)	(1,758)	(218)	(347)	(625)	(548)	82
Non-cash fair value interest expense	—	(59)	—	—	—	—	—
Non-real estate depreciation and amortization of debt costs	5,265	3,795	1,241	1,330	1,350	1,344	987
Amortization of lease intangibles, net	368	1,942	(172)	(32)	195	377	477
Amortization and expensing of restricted share and unit compensation (2)	8,553	7,873	2,075	2,651	2,163	1,664	1,972
AFFO	69,556	108,163	14,212	5,371	19,506	30,467	20,629
Cash loss on extinguishment of debt	11,894	915	—	11,894	—	—	—
Loss on interest rate derivatives	5,866	560	—	106	5,760	—	560
Non-share-based severance expense	103	—	—	—	—	103	—
Transformation costs (3)	6,179	—	1,802	674	3,703	—	—
Insurance gain	(1,026)	—	(1,026)	—	—	—	—
Core AFFO (1)	$92,572	$109,638	$14,988	$18,045	$28,969	$30,570	$21,189
______________________________
(1) See "Definitions" on page 11 for the definitions of AFFO and Core AFFO
(2) Includes share award modifications related to transformation costs
(3) Excludes share award modifications related to transformation costs

Net Operating Income (NOI) - Multifamily (Dollars In thousands)

	Apartment Homes as of 12/31/2021	Twelve Months Ended		Three Months Ended
		12/31/2021	12/31/2020	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Rental and other property revenues
Same-store (1)	6,658	$141,301	$142,856	$35,660	$35,408	$35,321	$34,912	$35,205
Acquisitions (2)	730	2,262	—	1,774	488	—	—	—
Development (3)	401	6,375	1,394	2,223	1,846	1,330	976	698
Non-residential (4)	N/A	1,027	888	233	304	211	279	293
Total rental and other property revenues	7,789	150,965	145,138	39,890	38,046	36,862	36,167	36,196

Property operating expenses
Same-store		51,112	50,993	12,523	13,003	12,550	13,036	12,996
Acquisitions		865	—	653	212	—	—	—
Development		3,258	1,579	838	846	853	721	684
Non-residential		292	280	73	85	65	69	72
Total property operating expenses		55,527	52,852	14,087	14,146	13,468	13,826	13,752

Net Operating Income (NOI)
Same-store		90,189	91,863	23,137	22,405	22,771	21,876	22,209
Acquisitions		1,397	—	1,121	276	—	—	—
Development		3,117	(185)	1,385	1,000	477	255	14
Non-residential		735	608	160	219	146	210	221
Total NOI		$95,438	$92,286	$25,803	$23,900	$23,394	$22,341	$22,444

Same-store metrics
Operating margin		64%	64%	65%	63%	64%	63%	63%
Retention		60%	57%	72%	60%	57%	51%	51%

Effective lease rate growth
New		(3.0)%	(7.8)%	8.7%	3.2%	(8.1)%	(15.0)%	(15.1)%
Renewal		4.8%	2.3%	8.2%	5.1%	3.5%	1.9%	2.6%
Blended		1.3%	(2.1)%	8.4%	4.3%	(2.1)%	(6.8)%	(6.4)%
______________________________
(1)     Includes properties that were owned for the entirety of the years being compared, and excludes properties under redevelopment or development and properties acquired, sold or classified as held for sale during the years being compared.
(2)    Includes properties that were acquired during one of the years presented. An acquired property is categorized as same-store when it has been owned for the entirety of the years being compared.
(3)    Includes properties for which we have planned or ongoing major construction activities on existing or acquired land pursuant to an authorized development plan. We consider a property's development activities to be complete when the property is ready for its intended use. The property is categorized as same-store when it has been ready for its intended use for the entirety of the years being compared.
(4)     Includes revenues and expenses from retail operations at multifamily properties.

Same-Store Operating Results - Multifamily (Dollars in thousands, except Average Effective Monthly Rent per Home)

		Rental and Other Property Revenue			Property Operating Expenses			Net Operating Income			Average Occupancy			Average Effective Monthly Rent per Home
Quarter-to-Date Comparison	Apt Homes	Q4 2021	Q4 2020	% Chg	Q4 2021	Q4 2020	% Chg	Q4 2021	Q4 2020	% Chg	Q4 2021	Q4 2020	% Chg	Q4 2021	Q4 2020	% Chg
Virginia	5,138	$27,875	$27,324	2.0%	$9,574	$10,045	(4.7)%	$18,301	$17,279	5.9%	95.8%	94.3%	1.5%	$1,710	$1,686	1.4%
DC / Maryland	1,520	7,785	7,881	(1.2)%	2,949	2,951	(0.1)%	4,836	4,930	(1.9)%	96.0%	93.0%	3.0%	1,703	1,744	(2.4)%
DC Metro Total	6,658	$35,660	$35,205	1.3%	$12,523	$12,996	(3.6)%	$23,137	$22,209	4.2%	95.9%	94.0%	1.9%	$1,708	$1,699	0.5%

Sequential Comparison	Apt Homes	Q4 2021	Q3 2021	% Chg	Q4 2021	Q3 2021	% Chg	Q4 2021	Q3 2021	% Chg	Q4 2021	Q3 2021	% Chg	Q4 2021	Q3 2021	% Chg
Virginia	5,138	$27,875	$27,650	0.8%	$9,574	$10,072	(4.9)%	$18,301	$17,578	4.1%	95.8%	95.8%	—%	$1,710	$1,665	2.7%
DC / Maryland	1,520	7,785	7,758	0.3%	2,949	2,931	0.6%	4,836	4,827	0.2%	96.0%	95.8%	0.2%	1,703	1,672	1.9%
DC Metro Total	6,658	$35,660	$35,408	0.7%	$12,523	$13,003	(3.7)%	$23,137	$22,405	3.3%	95.9%	95.8%	0.1%	$1,708	$1,666	2.5%

Year-to-Date Comparison	Apt Homes	YTD 2021	YTD 2020	% Chg	YTD 2021	YTD 2020	% Chg	YTD 2021	YTD 2020	% Chg	YTD 2021	YTD 2020	% Chg	YTD 2021	YTD 2020	% Chg
Virginia	5,138	$110,341	$110,847	(0.5)%	$39,311	$39,670	(0.9)%	$71,030	$71,177	(0.2)%	95.5%	94.7%	0.8%	$1,676	$1,711	(2.0)%
DC / Maryland	1,520	30,960	32,009	(3.3)%	11,801	11,323	4.2%	19,159	20,686	(7.4)%	94.5%	93.9%	0.6%	1,693	1,761	(3.9)%
DC Metro Total	6,658	$141,301	$142,856	(1.1)%	$51,112	$50,993	0.2%	$90,189	$91,863	(1.8)%	95.3%	94.5%	0.8%	$1,680	$1,723	(2.5)%

Same-Store Operating Expenses - Multifamily (In thousands)

Quarter-to-Date Comparison	Q4 2021	Q4 2020	$ Change	% Change	% of Q4 2021 Total
Controllable (1)	$6,489	$6,704	$(215)	(3.2)%	51.8%
Non-Controllable (2)	6,034	6,292	(258)	(4.1)%	48.2%
Total same-store operating expenses	$12,523	$12,996	$(473)	(3.6)%	100.0%

Sequential Comparison	Q4 2021	Q3 2021	$ Change	% Change	% of Q4 2021 Total
Controllable	$6,489	$6,591	$(102)	(1.5)%	51.8%
Non-Controllable	6,034	6,412	(378)	(5.9)%	48.2%
Total same-store operating expenses	$12,523	$13,003	$(480)	(3.7)%	100.0%

Year-to-Date Comparison	YTD 2021	YTD 2020	$ Change	% Change	% of YTD 2021 Total
Controllable	$26,089	$25,989	$100	0.4%	51.0%
Non-Controllable	25,023	25,004	19	0.1%	49.0%
Total same-store operating expenses	$51,112	$50,993	$119	0.2%	100.0%

______________________________
(1) Controllable operating expenses consist of:
Payroll, Repairs & Maintenance, Marketing, Administrative and other
(2) Non-Controllable operating expenses consist of:
Utilities, Insurance and Real Estate Taxes

Acquisition and Disposition Summary (Dollars in thousands)

Acquisitions
	Location	Acquisition Date	Number of Homes	December 31, 2021 Average Occupancy (YTD)	Contract Purchase Price
The Oxford	Conyers, GA	August 10, 2021	240	93.0%	$48,000
Assembly Eagles Landing (1)	Stockbridge, GA	November 19, 2021	490	96.1%	106,000
			730		$154,000

Dispositions
	Location	Disposition Date	Square Feet	Contract Sales Price (in thousands)	GAAP (Loss) gain on Sale
Office Portfolio (2)	VA, DC	July 26, 2021	2,370,000	$766,000	$(11,220)
Retail Portfolio (3)	VA, DC, MD	September 22, 2021	693,000	168,314	57,661
			3,063,000	$934,314	$46,441
______________________________
(1) Reflects the acquisitions of 860 South and 900 Dwell in Henry County, Georgia.
(2) Office Portfolio consists of twelve office properties: 1901 Pennsylvania Avenue, 515 King Street, 1220 19th Street, 1600 Wilson Boulevard, Silverline Center, Courthouse Square, 2000 M Street, 1140 Connecticut Avenue, Army Navy Club, 1775 Eye Street, Fairgate at Ballston and Arlington Tower.

(3) Retail Portfolio consists of eight retail properties: Takoma Park, Westminster, Concord Centre, Chevy Chase Metro Plaza, 800 S. Washington Street, Randolph Shopping Center, Montrose Shopping Center and Spring Valley Village.

Multifamily Communities
December 31, 2021

Property	Location	Apartment Homes	Current Strategy	Year Acquired	Year Built	Average Occupancy (1)	Ending Occupancy	% of Total Portfolio NOI (1)
Virginia
Assembly Alexandria	Alexandria, VA	532	B Value-Add	2019	1990	95.7%	95.9%	6%
Cascade at Landmark	Alexandria, VA	277	B Value-Add	2019	1988	95.1%	96.8%	4%
Clayborne	Alexandria, VA	74	A-	N/A	2008	96.9%	97.3%	1%
Riverside Apartments	Alexandria, VA	1,222	B Value-Add	2016	1971	94.8%	95.3%	14%
Bennett Park	Arlington, VA	224	A-	N/A	2007	96.4%	96.4%	5%
Park Adams	Arlington, VA	200	B	1969	1959	95.6%	95.5%	2%
The Maxwell	Arlington, VA	163	A-	N/A	2014	96.1%	96.3%	2%
The Paramount	Arlington, VA	135	B	2013	1984	96.2%	95.6%	2%
The Wellington	Arlington, VA	711	B Value Add	2015	1960	95.1%	96.3%	8%
Trove	Arlington, VA	401	A	N/A	2020	61.9%	94.5%	3%
Roosevelt Towers	Falls Church, VA	191	B	1965	1964	96.0%	94.8%	2%
Assembly Dulles	Herndon, VA	328	B Value-Add	2019	2000	95.9%	95.4%	4%
Assembly Herndon	Herndon, VA	283	B Value-Add	2019	1991	95.1%	95.8%	3%
Assembly Leesburg	Leesburg, VA	134	B	2019	1986	96.5%	98.5%	2%
Assembly Manassas	Manassas, VA	408	B Value-Add	2019	1986	95.6%	95.3%	5%
The Ashby at McLean	McLean, VA	256	B	1996	1982	96.3%	95.7%	5%
Washington, DC
3801 Connecticut Avenue	Washington, DC	307	B Value-Add	1963	1951	93.7%	97.1%	3%
Kenmore Apartments	Washington, DC	374	B Value-Add	2008	1948	92.3%	94.9%	4%
Yale West	Washington, DC	216	A-	2014	2011	95.3%	96.3%	4%
Maryland
Bethesda Hill Apartments	Bethesda, MD	195	B	1997	1986	95.7%	95.9%	3%
Assembly Germantown	Germantown, MD	218	B Value-Add	2019	1990	95.6%	96.3%	2%
Assembly Watkins Mill	Gaithersburg, MD	210	B	2019	1975	96.8%	98.6%	2%
Georgia
Assembly Eagles Landing	Stockbridge, GA	490	B	2021	1997/2000	96.1%	95.7%	1%
The Oxford	Conyers, GA	240	B	2021	1999	93.0%	95.0%	1%
______________________________
(1)     For the twelve months ended December 31, 2021.

Office Properties
December 31, 2021

Property	Location	Year Acquired	Year Built	Net Rentable Square Feet	Leased % (1)	Ending Occupancy (1)	% of Total Portfolio NOI (2)
Washington, DC
Watergate 600	Washington, DC	2017	1972/1997	295,000	92.4%	91.3%	12%
______________________________
(1)     The leased and occupied square footage for office properties includes short-term lease agreements.
(2)     For the twelve months ended December 31, 2021.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (In thousands) (Unaudited)

	Twelve Months Ended		Three Months Ended
	12/31/2021	12/31/2020	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Adjusted EBITDA (1)

Net income (loss)	$16,384	$(15,680)	$(6,796)	$31,319	$(6,992)	$(1,147)	$(11,037)
Add/(deduct):
Interest expense	34,063	37,305	5,676	8,106	10,158	10,123	8,998
Real estate depreciation and amortization	95,560	120,030	20,114	18,252	27,551	29,643	30,241
Non-real estate depreciation	940	942	239	234	234	233	229
Severance expense	173	—	—	—	—	173	—
Transformation costs	6,635	—	1,839	1,016	3,780	—	—
(Gain) loss on sale of depreciable real estate, net	(46,441)	15,009	—	(46,441)	—	—	7,470
Loss on extinguishment of debt	12,727	34	—	12,727	—	—	296
Loss on interest rate derivatives	5,866	560	—	106	5,760	—	560
Insurance gain	(1,026)	—	(1,026)	—	—	—	—
Adjusted EBITDA	$124,881	$158,200	$20,046	$25,319	$40,491	$39,025	$36,757
______________________________
(1) Adjusted EBITDA is earnings before interest expense, taxes, depreciation, amortization, gain/loss on sale of real estate, casualty gain/loss, real estate impairment, gain/loss on extinguishment of debt, gain/loss on interest rate derivatives, severance expense, acquisition expenses, gain from non-disposal activities and transformation costs. We consider Adjusted EBITDA to be an appropriate supplemental performance measure because it permits investors to view income from operations without the effect of depreciation, and the cost of debt or non-operating gains and losses. Adjusted EBITDA is a non-GAAP measure.

Long Term Debt Analysis (Dollars in thousands)

	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Balances Outstanding

Unsecured
Fixed rate bonds	$397,058	$396,993	$696,387	$696,174	$695,968
Term loan	99,888	99,830	249,518	249,460	249,402
Credit facility	—	—	43,000	33,000	42,000
Total	$496,946	$496,823	$988,905	$978,634	$987,370

Weighted Average Interest Rates

Unsecured
Fixed rate bonds	4.5%	4.5%	4.3%	4.3%	4.3%
Term loan (1)	2.3%	2.3%	2.9%	2.9%	2.9%
Credit facility	—%	—%	1.1%	1.1%	1.1%
Weighted Average	4.1%	4.1%	3.8%	3.8%	3.0%
______________________________
(1) WashREIT has entered into an interest rate swap to effectively fix the floating interest rate on its total $100.0 million aggregate principal of its term loan outstanding as of December 31, 2021 (see page 26).

Note: The current debt balances outstanding are shown net of discounts, premiums and unamortized debt costs (see page 26).

Long Term Debt Maturities (in thousands, except average interest rates)
December 31, 2021

	Future Maturities of Debt
Year	Unsecured Debt		Credit Facility	Total Debt	Avg Interest Rate
2022	$—		$—	$—	—%
2023	100,000	(1)	—	100,000	2.3%
2024	—		—	—	—%
2025	—		—	—	—%
2026	—		—	—	—%
Thereafter	400,000		—	400,000	4.5%
Scheduled principal payments	$500,000		$—	$500,000	4.1%
Net discounts/premiums	(138)		—	(138)
Loan costs, net of amortization	(2,916)		—	(2,916)
Total maturities	$496,946		$—	$496,946	4.1%
Weighted average maturity = 7.2 years
______________________________
(1)    WashREIT entered into an interest rate swap to effectively fix a LIBOR plus 110 basis points floating interest rate to a 2.31% all-in fixed rate for the remaining $100.0 million portion of the 2018 Term Loan. The interest rates are fixed through the term loan maturity of July 2023.

Debt Covenant Compliance

	Unsecured Public Debt Covenants		Unsecured Private Debt Covenants
	Notes Payable		Line of Credit and Term Loans		Notes Payable
	Quarter Ended December 31, 2021	Covenant	Quarter Ended December 31, 2021	Covenant	Quarter Ended December 31, 2021	Covenant
% of Total Indebtedness to Total Assets(1)	26.0%	≤ 65.0%	N/A	N/A	N/A	N/A
Ratio of Income Available for Debt Service to Annual Debt Service	3.4	≥ 1.5	N/A	N/A	N/A	N/A
% of Secured Indebtedness to Total Assets(1)	—%	≤ 40.0%	N/A	N/A	N/A	N/A
Ratio of Total Unencumbered Assets(2) to Total Unsecured Indebtedness	3.9	≥ 1.5	N/A	N/A	N/A	N/A
% of Net Consolidated Total Indebtedness to Consolidated Total Asset Value(3)	N/A	N/A	13.0%	≤ 60.0%	13.0%	≤ 60.0%
Ratio of Consolidated Adjusted EBITDA(4) to Consolidated Fixed Charges(5)	N/A	N/A	4.13	≥ 1.50	4.13	≥ 1.50
% of Consolidated Secured Indebtedness to Consolidated Total Asset Value(3)	N/A	N/A	—%	≤ 40.0%	—%	≤ 40.0%
% of Consolidated Unsecured Indebtedness to Unencumbered Pool Value(6)	N/A	N/A	13.0%	≤ 60.0%	13.0%	≤ 60.0%
______________________________
(1) Total Assets is calculated by applying a capitalization rate of 7.50% to the EBITDA(4) from the last four consecutive quarters, excluding EBITDA from acquired, disposed, and non-stabilized development properties.

(2) Total Unencumbered Assets is calculated by applying a capitalization rate of 7.50% to the EBITDA(4) from unencumbered properties from the last four consecutive quarters, excluding EBITDA from acquired, disposed, and non-stabilized development properties.

(3) Consolidated Total Asset Value is the sum of unrestricted cash plus the quotient of applying a capitalization rate to the annualized NOI from the most recently ended quarter for each asset class, excluding NOI from disposed properties, acquisitions during the past 6 quarters, development, major redevelopment and low occupancy properties. To this amount, we add the purchase price of acquisitions during the past 6 quarters plus values for development, major redevelopment and low occupancy properties.

(4) Consolidated Adjusted EBITDA is defined as earnings before noncontrolling interests, depreciation, amortization, interest expense, income tax expense, acquisition costs, extraordinary, unusual or nonrecurring transactions including sale of assets, impairment, gains and losses on extinguishment of debt and other non-cash charges.

(5) Consolidated Fixed Charges consist of interest expense excluding capitalized interest and amortization of deferred financing costs, principal payments and preferred dividends, if any.
(6) Unencumbered Pool Value is the sum of unrestricted cash plus the quotient of applying a capitalization rate to the annualized NOI from unencumbered properties from the most recently ended quarter for each asset class excluding NOI from disposed properties, acquisitions during the past 6 quarters, development, major redevelopment and low occupancy properties. To this we add the purchase price of unencumbered acquisitions during the past 6 quarters and values for unencumbered development, major redevelopment and low occupancy properties.

Capital Analysis (In thousands, except per share amounts)

			Three Months Ended
			12/31/2021		9/30/2021		6/30/2021		3/31/2021		12/31/2020
Market Data

Shares Outstanding			86,261		84,628		84,590		84,564		84,409
Market Price per Share			$25.85		$24.75		$23.00		$22.10		$21.63
Equity Market Capitalization			$2,229,847		$2,094,543		$1,945,570		$1,868,864		$1,825,767

Total Debt			$496,946		$496,823		$988,905		$978,634		$987,370
Total Market Capitalization			$2,726,793		$2,591,366		$2,934,475		$2,847,498		$2,813,137

Total Debt to Market Capitalization			0.18	:1	0.19	:1	0.34	:1	0.34	:1	0.35	:1

Earnings to Fixed Charges(1)			-0.2x		-1.7x		-0.6x		0.3x		-0.7x
Debt Service Coverage Ratio(2)			3.5x		3.1x		4.0x		3.9x		4.1x

Dividend Data	Twelve Months Ended		Three Months Ended
	12/31/2021	12/31/2020	12/31/2021		9/30/2021		6/30/2021		3/31/2021		12/31/2020
Total Dividends Declared	$80,018	$99,775	$14,646		$14,437		$25,473		$25,462		$25,388
Common Dividend Declared per Share	$0.94	$1.20	$0.17		$0.17		$0.30		$0.30		$0.30
Payout Ratio (Core FFO basis)	88.7%	82.8%	100.0%		85.0%		85.7%		88.2%		90.9%
Payout Ratio (Core AFFO basis)	86.2%	90.9%
______________________________
(1) The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations attributable to the controlling interests plus fixed charges, less capitalized interest. Fixed charges consist of interest expense, including amortized costs of debt issuance, plus interest costs capitalized. The earnings to fixed charges ratio includes loss on extinguishment of debt of $12.7 million for the three months ended September 30, 2021, loss on interest rate derivatives of $5.8 million for the three months ended June 30, 2021 and loss on sale of real estate of $7.5 million for the three months ended December 31, 2020.

(2) Debt service coverage ratio is computed by dividing Adjusted EBITDA (see page 24) by interest expense and principal amortization.